Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2014 RESULTS
Adjusted EPS increases 9% to $0.94

Third Quarter 2014 Highlights
▪ Reported sales increased 3.5% to $716 million; up 5.8% excluding unfavorable foreign exchange translation
▪ Operating income of $76 million, or 10.6% of sales, includes rationalization and asset impairment charges of $29 million
▪ Adjusted operating income increased 3.7% to $105 million, or 14.7% of sales
▪ Cash flows from operations up 10.7% to $268 million on a year-to-date basis
▪ Returned $148 million to shareholders and significantly increased share repurchase program

CLEVELAND, Ohio, Thursday, October 30, 2014 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported third quarter 2014 net income of $45.7 million, or $0.57 per diluted share, which includes rationalization and asset impairment charges of $29.1 million. This compares with net income of $66.0 million, or $0.80 per diluted share, in the comparable 2013 period.  Adjusted net income was $74.9 million, or $0.94 per diluted share, compared to adjusted net income of $71.1 million, or $0.86 per diluted share, in the comparable 2013 period.

Sales increased 3.5% to $715.8 million in the third quarter 2014 versus $691.9 million in the comparable 2013 period. Operating income for the third quarter decreased 20.0% to $76.1 million, or 10.6% of sales, from $95.2 million, or 13.8% of sales, in the comparable 2013 period.  Adjusted operating income increased 3.7% to $105.2 million or 14.7% of sales, compared with $101.5 million, or 14.7% of sales in 2013.

Adjusted operating income excludes the effect of rationalization and asset impairment charges of $29.1 million. These non-cash asset impairment charges primarily related to a planned divestiture of manufacturing capacity in the Asia Pacific Welding segment of $32.4 million partially offset by net gains of $3.4 million primarily representing a gain on the sale of real estate. These actions are part of continuing strategic repositioning initiatives in the region to improve mix, profitability, and returns.

Christopher L. Mapes, Chairman, President and Chief Executive Officer stated, "We are pleased with the underlying quality of our earnings this quarter, which were driven by strong top-line growth and margin contributions from our North America Welding and Europe Welding segments. This performance more than offset a challenging year-over-year comparison from our Venezuela business. Looking ahead, improving end market trends and demand for our innovative solutions combined with benefits from our strategic initiatives and accelerated returns, position us well to continue to deliver value to all of our stakeholders.”

Dividend and Share Repurchases

The Company’s Board of Directors declared a 26% increase in the quarterly cash dividend, from $0.23 per share to $0.29, or to $1.16 per share on an annualized basis. The declared quarterly cash dividend of $0.29 per share is payable January 15, 2015 to shareholders of record as of December 31, 2014.

During the quarter, the Company returned $130.1 million to shareholders through the repurchase of 1,867,204 of the Company’s common shares. The Company has now increased its 2014 share repurchase target to $300 million of the Company’s common shares.

Lincoln Electric Reports Third Quarter 2014 Financial Results

Nine Months 2014 Summary

Net income for the nine months ended September 30, 2014 was $179.5 million, or $2.22 per diluted share, which includes rationalization and asset impairment charges of $29.9 million and charges of $21.1 million from Venezuelan foreign exchange remeasurement losses related to the adoption of a new foreign exchange mechanism in the first quarter. This compares with net income of $205.5 million, or $2.47 per diluted share, in 2013.  Adjusted net income was $230.5 million, or $2.86 per diluted share, compared to adjusted net income of $224.0 million, or $2.69 per diluted share, in 2013.  Adjusted net income for the nine months ended September 30, 2014 includes earnings of $0.17 per diluted share from the Company's Venezuelan operations as compared to $0.24 per diluted share in the comparable 2013 period.

Sales remained relatively steady at $2.1 billion in the nine months ended September 30, 2014 and the comparable 2013 period. This result reflects lower volumes and unfavorable foreign exchange translation being offset by pricing actions and acquisitions. Operating income for the nine months ended September 30, 2014 decreased to $268.8 million, or 12.6% of sales, compared to $288.1 million, or 13.5% of sales, in the comparable 2013 period.  Adjusted operating income increased 3.7% to $319.9 million or 15.0% of sales, compared with $308.5 million, or 14.4% of sales in 2013. Operating income and Adjusted operating income include a $3.9 million gain, $2.5 million after-tax or $0.03 per diluted share, from an insurance settlement.

Adjusted operating income excludes the effect of rationalization and asset impairment charges of $29.9 million. Charges consist of non-cash asset impairment charges related to a planned divestiture of manufacturing capacity in the Asia Pacific Welding segment of $32.4 million partially offset by net gains of $2.5 million primarily representing a gain on the sale of real estate. These actions are part of continuing strategic repositioning initiatives in the region to improve mix, profitability, and returns.

Webcast Information

A conference call to discuss third quarter 2014 financial results will be webcast live today, Thursday, October 30, 2014, at 10:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register and download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 17603361. Telephone participants are asked to dial in 10-15 minutes prior to the start of the conference call.

Financial results for the third quarter 2014 can also be obtained at http://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 48 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Lincoln Electric Reports Third Quarter 2014 Financial Results

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations, including in highly inflationary countries such as Venezuela; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three months ended September 30,				Fav (Unfav) to Prior Year
	2014	% of Sales	2013	% of Sales	$	%
Net sales	$715,777	100.0%	$691,875	100.0%	$23,902	3.5%
Cost of goods sold	474,168	66.2%	459,178	66.4%	(14,990)	(3.3%)
Gross profit	241,609	33.8%	232,697	33.6%	8,912	3.8%
Selling, general & administrative expenses	136,424	19.1%	131,217	19.0%	(5,207)	(4.0%)
Rationalization and asset impairment charges	29,068	4.1%	6,302	0.9%	(22,766)	(361.3%)
Operating income	76,117	10.6%	95,178	13.8%	(19,061)	(20.0%)
Interest income	627	0.1%	536	0.1%	91	17.0%
Equity earnings in affiliates	1,172	0.2%	1,170	0.2%	2	0.2%
Other income	1,043	0.1%	1,514	0.2%	(471)	(31.1%)
Interest expense	(1,174)	(0.2%)	(558)	(0.1%)	(616)	(110.4%)
Income before income taxes	77,785	10.9%	97,840	14.1%	(20,055)	(20.5%)
Income taxes	32,953	4.6%	33,588	4.9%	635	1.9%
Effective tax rate	42.4%		34.3%		(8.1%)
Net income including non-controlling interests	44,832	6.3%	64,252	9.3%	(19,420)	(30.2%)
Non-controlling interests in subsidiaries’ loss	(857)	(0.1%)	(1,792)	(0.3%)	935	52.2%
Net income	$45,689	6.4%	$66,044	9.5%	$(20,355)	(30.8%)

Basic earnings per share	$0.58		$0.81		$(0.23)	(28.4%)
Diluted earnings per share	$0.57		$0.80		$(0.23)	(28.8%)
Weighted average shares (basic)	78,817		81,644
Weighted average shares (diluted)	79,725		82,707
	Nine months ended September 30,				Fav (Unfav) to Prior Year
	2014	% of Sales	2013	% of Sales	$	%
Net sales	$2,129,370	100.0%	$2,137,880	100.0%	$(8,510)	(0.4%)
Cost of goods sold	1,411,158	66.3%	1,438,273	67.3%	27,115	1.9%
Gross profit	718,212	33.7%	699,607	32.7%	18,605	2.7%
Selling, general & administrative expenses	419,495	19.7%	403,323	18.9%	(16,172)	(4.0%)
Rationalization and asset impairment charges	29,887	1.4%	8,204	0.4%	(21,683)	(264.3%)
Operating income	268,830	12.6%	288,080	13.5%	(19,250)	(6.7%)
Interest income	2,465	0.1%	2,452	0.1%	13	0.5%
Equity earnings in affiliates	4,308	0.2%	3,687	0.2%	621	16.8%
Other income	3,204	0.2%	3,141	0.1%	63	2.0%
Interest expense	(3,730)	(0.2%)	(2,307)	(0.1%)	(1,423)	(61.7%)
Income before income taxes	275,077	12.9%	295,053	13.8%	(19,976)	(6.8%)
Income taxes	96,532	4.5%	91,431	4.3%	(5,101)	(5.6%)
Effective tax rate	35.1%		31.0%		(4.1%)
Net income including non-controlling interests	178,545	8.4%	203,622	9.5%	(25,077)	(12.3%)
Non-controlling interests in subsidiaries’ loss	(929)	—	(1,834)	(0.1%)	905	49.3%
Net income	$179,474	8.4%	$205,456	9.6%	$(25,982)	(12.6%)

Basic earnings per share	$2.25		$2.50		$(0.25)	(10.0%)
Diluted earnings per share	$2.22		$2.47		$(0.25)	(10.1%)
Weighted average shares (basic)	79,779		82,260
Weighted average shares (diluted)	80,702		83,314

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Operating income as reported	$76,117	$95,178	$268,830	$288,080
Special items (pre-tax):
Rationalization and asset impairment charges (1)	29,068	6,302	29,887	8,204
Venezuela foreign exchange losses (2)	—	—	21,133	12,198
Adjusted operating income (4)	$105,185	$101,480	$319,850	$308,482

Net income as reported	$45,689	$66,044	$179,474	$205,456
Special items (after-tax):
Rationalization and asset impairment charges (1)	30,056	6,098	30,747	7,350
Venezuela foreign exchange losses (2)	—	—	21,133	12,198
Special items attributable to non-controlling interests (3)	(805)	(1,021)	(805)	(1,021)
Adjusted net income (4)	$74,940	$71,121	$230,549	$223,983

Diluted earnings per share as reported	$0.57	$0.80	$2.22	$2.47
Special items	0.37	0.06	0.64	0.22
Adjusted diluted earnings per share (4)	$0.94	$0.86	$2.86	$2.69

Weighted average shares (diluted)	79,725	82,707	80,702	83,314

(1)
The three and nine months ended September 30, 2014 include a non-cash asset impairment charge of $32.4 million partially offset by net rationalization gains including a gain on the sale of real estate. The three and nine months ended September 30, 2013 include net charges associated with long-lived asset impairments and severance and other related costs from the consolidation of manufacturing operations partially offset by gains related to the sale of assets at rationalized operations.

(2)
The nine months ended September 30, 2014 represents the impact of the Venezuelan remeasurement loss related to the adoption of a new foreign exchange mechanism in the first quarter. The nine months ended September 30, 2013 represents the impact of the devaluation of the Venezuelan currency.

(3)	Represents the portion of special items attributable to non-controlling interests.

(4)
Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	September 30, 2014	December 31, 2013
Cash and cash equivalents	$279,523	$299,825
Total current assets	1,209,836	1,130,775
Property, plant and equipment, net	450,016	484,005
Total assets	2,112,519	2,151,867
Total current liabilities	571,701	456,917
Short-term debt (1)	87,501	15,296
Long-term debt	1,041	3,791
Total equity	1,376,479	1,530,688

Net Operating Working Capital	September 30, 2014	December 31, 2013
Accounts receivable	$354,376	$367,134
Inventory	337,197	349,963
Trade accounts payable	186,751	212,799
Net operating working capital	$504,822	$504,298

Net operating working capital to net sales (2)	17.6%	17.6%

Invested Capital	September 30, 2014	December 31, 2013
Short-term debt (1)	$87,501	$15,296
Long-term debt	1,041	3,791
Total debt	88,542	19,087
Total equity	1,376,479	1,530,688
Invested capital	$1,465,021	$1,549,775

Total debt / invested capital	6.0%	1.2%
Return on invested capital (3)	18.3%	18.9%

(1)	Includes current portion of long-term debt.

(2)	Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(3)	Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three months ended September 30,
	2014	2013
OPERATING ACTIVITIES:
Net income	$45,689	$66,044
Non-controlling interests in subsidiaries’ loss	(857)	(1,792)
Net income including non-controlling interests	44,832	64,252
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	28,588	4,695
Depreciation and amortization	17,117	17,326
Equity earnings in affiliates, net	(404)	(431)
Pension expense	4,158	7,326
Pension contributions and payments	(10,479)	(3,066)
Other non-cash items, net	9,382	5,421
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	20,953	25,385
Decrease in inventories	6,302	2,419
Increase (decrease) in trade accounts payable	3,915	(20,863)
Net change in other current assets and liabilities	25,919	50,006
Net change in other long-term assets and liabilities	(835)	2,570
NET CASH PROVIDED BY OPERATING ACTIVITIES	149,448	155,040

INVESTING ACTIVITIES:
Capital expenditures	(15,483)	(28,643)
Acquisition of businesses, net of cash acquired	—	(260)
Proceeds from sale of property, plant and equipment	11,537	204
NET CASH USED BY INVESTING ACTIVITIES	(3,946)	(28,699)

FINANCING ACTIVITIES:
Net change in borrowings	81,257	404
Proceeds from exercise of stock options	1,935	2,873
Excess tax benefits from stock-based compensation	883	1,508
Purchase of shares for treasury	(130,070)	(43,964)
Cash dividends paid to shareholders	(18,276)	(16,407)
NET CASH USED BY FINANCING ACTIVITIES	(64,271)	(55,586)

Effect of exchange rate changes on Cash and cash equivalents	(5,993)	3,165
INCREASE IN CASH AND CASH EQUIVALENTS	75,238	73,920
Cash and cash equivalents at beginning of period	204,285	256,389
Cash and cash equivalents at end of period	$279,523	$330,309

Cash dividends paid per share	$0.23	$0.20

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Nine months ended September 30,
	2014	2013
OPERATING ACTIVITIES:
Net income	$179,474	$205,456
Non-controlling interests in subsidiaries’ loss	(929)	(1,834)
Net income including non-controlling interests	178,545	203,622
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	29,447	5,049
Depreciation and amortization	53,017	51,881
Equity earnings in affiliates, net	(1,901)	(1,313)
Pension expense	9,634	22,261
Pension contributions and payments	(34,643)	(84,417)
Other non-cash items, net	30,041	29,757
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(22,388)	(17,982)
Increase in inventories	(11,153)	(9,889)
Decrease in trade accounts payable	(11,534)	(32,703)
Net change in other current assets and liabilities	53,299	75,627
Net change in other long-term assets and liabilities	(4,311)	198
NET CASH PROVIDED BY OPERATING ACTIVITIES	268,053	242,091

INVESTING ACTIVITIES:
Capital expenditures	(55,430)	(59,691)
Acquisition of businesses, net of cash acquired	(892)	(4,936)
Proceeds from sale of property, plant and equipment	17,046	796
Other investing activities	778	(4,217)
NET CASH USED BY INVESTING ACTIVITIES	(38,498)	(68,048)

FINANCING ACTIVITIES:
Net change in borrowings	71,114	(2,351)
Proceeds from exercise of stock options	5,945	16,077
Excess tax benefits from stock-based compensation	3,361	6,973
Purchase of shares for treasury	(249,403)	(113,641)
Cash dividends paid to shareholders	(55,395)	(32,987)
Transactions with non-controlling interests	(2,330)	(2,809)
NET CASH USED BY FINANCING ACTIVITIES	(226,708)	(128,738)

Effect of exchange rate changes on Cash and cash equivalents	(23,149)	(1,460)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(20,302)	43,845
Cash and cash equivalents at beginning of period	299,825	286,464
Cash and cash equivalents at end of period	$279,523	$330,309

Cash dividends paid per share	$0.69	$0.40

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	North America Welding	Europe Welding	Asia Pacific Welding	South America Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended September 30, 2014
Net sales	$439,621	$107,507	$57,404	$32,862	$78,383	$—	$715,777
Inter-segment sales	30,365	4,533	3,595	9	2,009	(40,511)	—
Total	$469,986	$112,040	$60,999	$32,871	$80,392	$(40,511)	$715,777

EBIT (1)	$84,450	$15,302	$(28,871)	$(1,172)	$8,947	$(324)	$78,332
As a percent of total sales	18.0%	13.7%	(47.3%)	(3.6%)	11.1%		10.9%
Special items (gain) charge (2)	$—	$(81)	$28,567	$582	$—	$—	$29,068
EBIT, as adjusted (4)	$84,450	$15,221	$(304)	$(590)	$8,947	$(324)	$107,400
As a percent of total sales	18.0%	13.6%	(0.5%)	(1.8%)	11.1%		15.0%
Three months ended September 30, 2013
Net sales	$404,113	$98,522	$63,834	$51,715	$73,691	$—	$691,875
Inter-segment sales	35,355	5,256	3,821	151	2,311	(46,894)	—
Total	$439,468	$103,778	$67,655	$51,866	$76,002	$(46,894)	$691,875

EBIT (1)	$75,242	$6,286	$(5,703)	$15,942	$6,917	$(822)	$97,862
As a percent of total sales	17.1%	6.1%	(8.4%)	30.7%	9.1%		14.1%
Special items (gain) charge (3)	$(17)	$1,595	$4,724	$—	$—	$—	$6,302
EBIT, as adjusted (4)	$75,225	$7,881	$(979)	$15,942	$6,917	$(822)	$104,164
As a percent of total sales	17.1%	7.6%	(1.4%)	30.7%	9.1%		15.1%
Nine months ended September 30, 2014
Net sales	$1,271,017	$328,487	$185,687	$115,906	$228,273	$—	$2,129,370
Inter-segment sales	96,668	15,887	11,644	73	6,389	(130,661)	—
Total	$1,367,685	$344,374	$197,331	$115,979	$234,662	$(130,661)	$2,129,370

EBIT (1)	$247,077	$38,489	$(29,029)	$(5,545)	$22,183	$3,167	$276,342
As a percent of total sales	18.1%	11.2%	(14.7%)	(4.8%)	9.5%		13.0%
Special items (gain) charge (2)	$(68)	$923	$28,450	$21,715	$—	$—	$51,020
EBIT, as adjusted (4)	$247,009	$39,412	$(579)	$16,170	$22,183	$3,167	$327,362
As a percent of total sales	18.1%	11.4%	(0.3%)	13.9%	9.5%		15.4%
Nine months ended September 30, 2013
Net sales	$1,242,736	$317,674	$203,112	$132,592	$241,766	$—	$2,137,880
Inter-segment sales	99,869	13,865	12,579	222	7,209	(133,744)	—
Total	$1,342,605	$331,539	$215,691	$132,814	$248,975	$(133,744)	$2,137,880

EBIT (1)	$233,553	$26,450	$(3,464)	$19,921	$21,411	$(2,963)	$294,908
As a percent of total sales	17.4%	8.0%	(1.6%)	15.0%	8.6%		13.8%
Special items (gain) charge (3)	$1,109	$1,664	$5,431	$12,198	$—	$—	$20,402
EBIT, as adjusted (4)	$234,662	$28,114	$1,967	$32,119	$21,411	$(2,963)	$315,310
As a percent of total sales	17.5%	8.5%	0.9%	24.2%	8.6%		14.7%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)
Special items in the three and nine months ended September 30, 2014 include non-cash asset impairment charges partially offset by net rationalization gains including a gain on the sale of real estate. Special items in the nine months ended September 30, 2014 also include the impact of the Venezuelan remeasurement losses related to the adoption of a new foreign exchange mechanism in the first quarter.

(3)	Special items in the three and nine months ended September 30, 2013 include net rationalization and asset impairment charges and the impact of the devaluation of the Venezuelan currency.

(4)	The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2013	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2014
Operating Segments
North America Welding	$404,113	$23,208	$9,917	$4,670	$(2,287)	$439,621
Europe Welding	98,522	12,340	—	(1,048)	(2,307)	107,507
Asia Pacific Welding	63,834	(7,000)	—	932	(362)	57,404
South America Welding	51,715	(20,858)	—	13,155	(11,150)	32,862
The Harris Products Group	73,691	5,432	—	(709)	(31)	78,383
Consolidated	$691,875	$13,122	$9,917	$17,000	$(16,137)	$715,777
% Change
North America Welding		5.7%	2.5%	1.2%	(0.6%)	8.8%
Europe Welding		12.5%	—	(1.1%)	(2.3%)	9.1%
Asia Pacific Welding		(11.0%)	—	1.5%	(0.6%)	(10.1%)
South America Welding		(40.3%)	—	25.4%	(21.6%)	(36.5%)
The Harris Products Group		7.4%	—	(1.0%)	—	6.4%
Consolidated		1.9%	1.4%	2.5%	(2.3%)	3.5%

Nine Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2013	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2014
Operating Segments
North America Welding	$1,242,736	$(996)	$26,248	$10,345	$(7,316)	$1,271,017
Europe Welding	317,674	10,263	—	(2,810)	3,360	328,487
Asia Pacific Welding	203,112	(12,650)	—	977	(5,752)	185,687
South America Welding	132,592	(31,654)	—	43,565	(28,597)	115,906
The Harris Products Group	241,766	1,848	—	(14,484)	(857)	228,273
Consolidated	$2,137,880	$(33,189)	$26,248	$37,593	$(39,162)	$2,129,370
% Change
North America Welding		(0.1%)	2.1%	0.8%	(0.6%)	2.3%
Europe Welding		3.2%	—	(0.9%)	1.1%	3.4%
Asia Pacific Welding		(6.2%)	—	0.5%	(2.8%)	(8.6%)
South America Welding		(23.9%)	—	32.9%	(21.6%)	(12.6%)
The Harris Products Group		0.8%	—	(6.0%)	(0.4%)	(5.6%)
Consolidated		(1.6%)	1.2%	1.8%	(1.8%)	(0.4%)